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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
OF
WARRANTS OF
YATRA ONLINE, INC.

Pursuant to the Prospectus/Offer to Exchange dated                  , 2020

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

  •
  the procedure for book-entry transfer cannot be completed on a timely basis, or

  •
  time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal and Consent and any other required documents, to reach Continental Stock Transfer and Trust Company, (the "Exchange Agent") prior to the Expiration Date (as defined below).

TO: Continental Stock Transfer and Trust Company, as Exchange Agent

  Attn: Corporate Actions Department
  1 State Street, 30th Floor
  New York NY 10004
  By E-mail: reorg: cstmail@continentalstock.com
  By Facsimile Transmission (For Eligible Institutions Only): (212) 616-7610
  For Confirmation or Information—Tel: (917) 262-2378

        The undersigned acknowledges: (i) receipt of the Prospectus/Offer to Exchange, dated                  , 2020 (the "Prospectus/Offer to Exchange"), and the related Letter of Transmittal and Consent (the "Letter of Transmittal and Consent"), which together set forth the offer of Yatra Online, Inc. (the "Company"), an exempted company incorporated under the laws of the Cayman Islands, to holders of an aggregate of 17,537,958 of its warrants to purchase one-half of one ordinary share, $0.0001 par value ("Ordinary Shares") of the Company for a purchase price of one-half of $11.50, subject to adjustments, (the "Warrants") to receive 0.075 Ordinary Shares in exchange for each such Warrant tendered by the holder and exchanged pursuant to the offer (the "Offer"); and (ii) that the Offer will be open until 11:59 p.m., Eastern Standard Time, on                   , 2020, or such later time and date to which the Company may extend. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the "Offer Period." The date and time at which the Offer Period ends is referred to as the "Expiration Date." Defined terms used but not defined in this Notice of Guaranteed Delivery shall have the meanings given to them in the accompanying Prospectus/Offer to Exchange.

        Each Warrant holder whose Warrants are exchanged pursuant to the Offer will receive 0.075 Ordinary Shares in exchange for each Warrant tendered by such holder and exchanged. Any Warrant holder that participates in the Offer may tender less than all of its Warrants for exchange.

        The Company's obligation to accept for exchange, and to exchange, Warrants for Ordinary Shares in the Offer is subject to a number of conditions, including (a) a nonwaivable condition that there be validly tendered and not withdrawn prior to the expiration of the Offer at least 17,537,958 Warrants to purchase an aggregate of at least 8,768,979 Ordinary Shares (the "Minimum Tender Condition"), (b) a nonwaivable condition that the Consent Solicitation (as defined below) be approved by the requisite holders (the "Consent Solicitation Approval Condition"), (c) the satisfaction of the conditions to completion of our proposed Merger with Ebix, Inc., as set forth in the Merger Agreement, dated July 16, 2019, between us, Ebix Inc. and EbixCash Travels Inc. (the "Merger Condition"), as further described in the Prospectus/Offer to Exchange and (d) the satisfaction of other customary conditions, including the effectiveness of the registration statement of which the Prospectus/Offer to Exchange is a part and there being no action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer.

        Subject to the Minimum Tender Condition, the Consent Solicitation Approval Condition, the Merger Condition and the other terms and conditions to the Offer set forth in the Prospectus/Offer to Exchange, the Company will exchange up to 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares for an aggregate of 1,315,347 Ordinary Shares. If more than 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares are validly tendered for exchange and not withdrawn, the Company will accept for exchange up to 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares on a pro rata basis among the tendering Warrant holders.

        No fractional Ordinary Shares will be issued pursuant to the Offer. In the event that a Warrant holder would be entitled to receive a fractional interest in an Ordinary Share, the Company will round down to the nearest whole number, the number of Ordinary Shares to be issued to such Warrant holder.

        Concurrently with the Offer, the Company is also soliciting consents (the "Consent Solicitation") from holders of the Public Warrants to amend (the "Warrant Amendment") that certain Warrant Agreement, dated as of July 16, 2014, as amended by that certain Assignment, Assumption and Amendment Agreement, dated December 16, 2016, by and between the company, Terrapin and Continental Stock Transfer & Trust Company (as amended, the "Warrant Agreement") that governs all of the Warrants to modify the terms of the Warrants such that the Warrants may be exchanged, at the Company's discretion, for Ordinary Shares without payment by the holder of the exercise price. Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 65% of the outstanding Public Warrants is required to approve the Warrant Amendment. Therefore, one of the conditions to (i) the adoption of the Consent Solicitation and (ii), pursuant to the terms of the Offer, Yatra's obligation to accept for exchange, and to exchange Warrants for Ordinary Shares in the Offer, is the receipt of the consent of holders of at least 65% of the outstanding Public Warrants. Holders of Public Warrants may not tender their Public Warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent relating to the Public Warrants, and therefore by tendering Public Warrants for exchange, holders will deliver their consent. You may revoke your consent at any time prior to the Expiration Date by withdrawing the Public Warrants you have tendered in the Offer. The Company reserves the right to redeem any of the Warrants, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer.

        This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered by hand, mail, overnight courier or facsimile transmission to the Exchange Agent, as described in the section of the Prospectus/Offer to Exchange entitled "The Offer and Consent Solicitation—Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment—Guaranteed Delivery Procedures." The method of delivery of all required documents is at your option and risk.

        For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Exchange Agent at the above address before the Expiration Date. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company, the information agent or the book-entry transfer facility will not be forwarded to the Exchange Agent and will not constitute a valid delivery.

        Your signature on this Notice of Guaranteed Delivery must be guaranteed by an "Eligible Institution," and the Eligible Institution must also execute the Guarantee of Delivery attached hereto. An "Eligible Institution" is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

        In addition, if the instructions to the Letter of Transmittal and Consent require a signature on a Letter of Transmittal and Consent to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and Consent.

        By signing this Notice of Guaranteed Delivery, you tender for exchange, upon the terms and subject to the conditions described in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent, the number of Warrants specified below, as well as provide your consent to the Warrant Amendment with respect to any public warrants you tender, pursuant to the guaranteed delivery procedures described in the section of the Prospectus/Offer to Exchange entitled "The Offer and Consent Solicitation Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment—Guaranteed Delivery Procedures."

DESCRIPTION OF WARRANTS TENDERED

        List below the Warrants to which this Notice of Guaranteed Delivery relates.

Name(s) and Address(es) of Registered Holder(s) of Warrants	Number of Warrants Tendered

Total:

        (1)   Unless otherwise indicated above, it will be assumed that all Warrants listed above are being tendered pursuant to this Notice of Guaranteed Delivery.

  ☐
  CHECK HERE IF THE WARRANTS LISTED ABOVE WILL BE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DEPOSITORY TRUST COMPANY ("DTC") AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

 SIGNATURES

Signature(s) of Warrant Holder(s)
Name(s) of Warrant Holder(s) (Please Print)
Address
City, State, Zip Code
Telephone Number
Date

GUARANTEE OF SIGNATURES

Authorized Signature
Name (Please Print)
Title
Name of Firm (must be an Eligible Institution as defined in this Notice of Guaranteed Delivery)
Address
City, State, Zip Code
Telephone Number
Date

 GUARANTEE OF DELIVERY
(Not to be used for Signature Guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees delivery to the Exchange Agent of the Warrants tendered and Consents given, in proper form for transfer, or a confirmation that the Warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent into the Exchange Agent's account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal and Consent, or an Agent's Message in the case of a book-entry transfer, and any other required documents, all within two (2) Over-the-Counter Bulletin Board quotation days after the date of receipt by the Exchange Agent of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Consent to the Exchange Agent, or confirmation of receipt of the Warrants pursuant to the procedure for book-entry transfer and an Agent's Message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature
Name (Please Print)
Title
Name of Firm
Address
City, State, Zip Code
Telephone Number
Date

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DESCRIPTION OF WARRANTS TENDERED
SIGNATURES
GUARANTEE OF SIGNATURES
GUARANTEE OF DELIVERY (Not to be used for Signature Guarantee)